UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2024

VANJIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Texas	333-179302	45-3051284
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4771 Sweetwater Blvd, #199

Sugar Land, Texas 77479

(Address of Principal Executive offices)

Registrant’s telephone number, including area code: (713)-898-6818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 23,2024, the Board of Directors dismissed Yusufali & Associates (“Yusufali”) as its independent registered accounting firm and engaged Boladale Lawal & Co. (Chartered Accountants) as its new independent registered accounting firm.

Since Yusufali’s appointment as our independent registered accounting firm from April 19,2021  through June 30, 2024, which included its audit of our financial statements for the year ended December 31, 2023, there were (i) no disagreements between the Company and Yusufali on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Yusufali, would have caused Yusufali to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Yusufali with a copy of this Form 8-K and requested that Yusufali furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Yusufali agrees with the above statements.

During the two most fiscal years ended December 31, 2022, and  through June 30,2024, the Company has not consulted with Boladale Lawal & Co., regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Boladale Lawal & Co., concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vanjia Corporation

Date: September 23, 2024	By:	/s/ Tian Su Hua
Tian Su Hua
CEO, Director